Exhibit 4.1

EIGHTH SUPPLEMENTAL INDENTURE

The Eighth Supplemental Indenture (this “Eighth Supplemental Indenture”), dated as of April 2, 2012, among Express Scripts Holding Company (formerly Aristotle Holding, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors listed as signatories hereto (each, an “Existing Guarantor” and collectively, the “Existing Guarantors”), Medco Health Solutions, Inc., a Delaware corporation, and its subsidiaries listed as signatories hereto (each, an “Additional Guarantor,” and, collectively, the “Additional Guarantors”) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to the indenture, dated as of November 21, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of November 21, 2011 (the “First Supplemental Indenture”), relating to the Company’s 2.750% Notes due 2014 (the “2014 Notes”), the Second Supplemental Indenture thereto, dated as of November 21, 2011 (the “Second Supplemental Indenture”), relating to the Company’s 3.500% Notes due 2016 (the “2016 Notes”), the Third Supplemental Indenture thereto, dated as of November 21, 2011 (the “Third Supplemental Indenture”), relating to the Company’s 4.750% Notes due 2021 (the “2021 Notes”), the Fourth Supplemental Indenture thereto, dated as of November 21, 2011 (the “Fourth Supplemental Indenture”), relating to the Company’s 6.125% Notes due 2041 (the “2041 Notes”), the Fifth Supplemental Indenture thereto, dated as of February 9, 2012 (the “Fifth Supplemental Indenture”), relating to the Company’s 2.100% Notes due 2015 (the “2015 Notes”), the Sixth Supplemental Indenture thereto, dated as of February 9, 2012 (the “Sixth Supplemental Indenture”), relating to the Company’s 2.650% Notes due 2017 (the “2017 Notes”) and the Seventh Supplemental Indenture thereto, dated as of February 9, 2012 (together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Supplemental Indentures” and the Base Indenture as so supplemented, the “Indenture”), relating to the 3.900% Notes due 2022 (together with the 2014 Notes, the 2016 Notes, the 2021 Notes, the 2041 Notes, the 2015 Notes and the 2017 Notes, the “Notes”);

WHEREAS, each Additional Guarantor desires to provide a full and unconditional guarantee (the “Guarantee”) of the obligations of the Company under the Notes, the Securities (as defined in the Indenture) and the Indenture on the terms and conditions set forth herein;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture and each Supplemental Indenture relating to this Eighth Supplemental Indenture; and

WHEREAS, pursuant to Section 9.1 of the Base Indenture and Section 7.1 of each Supplemental Indenture, the Company, the Trustee and the Additional Guarantors are authorized to execute and deliver this Eighth Supplemental Indenture.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, each Additional Guarantor guarantees the Company’s obligations under the Securities as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantee, Etc. Each Additional Guarantor hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by its terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all of the obligations of a Guarantor thereunder.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. The Indenture is in all respects ratified and confirmed, and all terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Representations and Warranties. Each Additional Guarantor hereby represents that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) it has full power, authority and legal rights to execute and deliver this Eighth Supplemental Indenture and to perform its obligations hereunder and under the Indenture, (c) the execution, delivery and performance by it of this Eighth Supplemental Indenture has been duly authorized by all necessary corporate action, and no other proceedings or actions on the part of such Additional Guarantor are necessary therefor and (d) this Eighth Supplemental Indenture has been duly and validly executed and delivered by such Additional Guarantor and constitutes a legal, valid and binding obligation of such Additional Guarantor, enforceable against such Additional Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

5. No Personal Liability of Directors, Officers, Employees or Stockholders. No director, officer, employee, member or stockholder of any Additional Guarantor, as such, will have any liability for any obligations of the Company, any Existing Guarantor or any other Additional Guarantor under the Securities, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases the Company, each Existing Guarantor and each Additional Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Guarantee by the Additional Guarantors.

6. GOVERNING LAW. THIS EIGHTH SUPPLEMENTAL INDENTURE AND THE GUARANTEES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantors, the Existing Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Executive Vice President, General Counsel, and Secretary

EXISTING GUARANTORS

EXPRESS SCRIPTS, INC.

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

AIRPORT HOLDINGS, LLC
ESI REALTY, LLC

By:	Express Scripts, Inc., as sole Member

By:	/s/ Keith J. Ebling
Name:	Keith J. Ebling
Title:	Vice President

[Signature Page to Express Scripts Holding Company Eighth Supplemental Indenture]

BYFIELD DRUG, INC.
CARE CONTINUUM, INC.
CFI OF NEW JERSEY, INC.
CHESAPEAKE INFUSION, INC. CONNECTYOURCARE COMPANY, LLC CONNECTYOURCARE, LLC
CURASCRIPT PBM SERVICES, INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC. ESI ACQUISITION, INC.
ESI CLAIMS, INC. ESI ENTERPRISES, LLC ESI MAIL ORDER PROCESSING, INC.
EXPRESS SCRIPTS CANADA HOLDING, CO.
EXPRESS SCRIPTS CANADA HOLDING, LLC
EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC
EXPRESS SCRIPTS SERVICES COMPANY
FRECO, INC.
FREEDOM SERVICE COMPANY, LLC
HEALTHBRIDGE, INC.
HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC. iBIOLOGIC, INC. IVTX, INC. LYNNFIELD COMPUNDING CENTER, INC. LYNNFIELD DRUG, INC.
MATRIX GPO LLC NATIONAL PRESCRIPTION ADMINISTRATORS, INC. PRIORITY HEALTHCARE CORPORATION PRIORITY HEALTHCARE CORPORATION WEST PRIORITY HEALTHCARE DISTRIBUTION, INC. PRIORITY HEALTHCARE PHARMACY, INC.

PRIORITY HEALTHCARE.COM, INC.

SINUSPHARMACY, INC.

SPECIALTY INFUSION PHARMACY, INC.

SPECTRACARE, INC.

SPECTRACARE HEALTH CARE VENTURES, INC.

SPECTRACARE INFUSION PHARMACY, INC.

VALUE HEALTH, INC.

YOURPHARMACY.COM, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

CURASCRIPT, INC.
EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.
EXPRESS SCRIPTS MSA, LLC
EXPRESS SCRIPTS SENIOR CARE, INC.
EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC. EXPRESS SCRIPTS WC, INC.

By:	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Assistant Secretary

[Signature Page to Express Scripts Holding Company Eighth Supplemental Indenture]

ESI MAIL PHARMACY SERVICE, INC.
EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC. MOORESVILLE ON-SITE PHARMACY, LLC

By:	/s/ Martin P. Akins
Name:	Martin P. Akins
Title:	Secretary

ESI-GP HOLDINGS, INC.
ESI RESOURCES, INC.

By:	/s/ Tom Rocheford
Name:	Tom Rocheford
Title:	President

ESI PARTNERSHIP

By:	Express Scripts, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

By:	ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
	Name:	Tom Rocheford
	Title:	President

SPECTRACARE OF INDIANA

By:	Spectracare, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

By:	Care Continuum, Inc., as Partner

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

[Signature Page to Express Scripts Holding Company Eighth Supplemental Indenture]

ADDITIONAL GUARANTORS

MEDCO HEALTH SOLUTIONS, INC.
ACCREDO HEALTH, INCORPORATED
ACCREDO HEALTH GROUP, INC.
MEDCO HEALTH SERVICES, INC.

By:	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Vice President

[Signature Page to Express Scripts Holding Company Eighth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[Signature Page to Express Scripts Holding Company Eighth Supplemental Indenture]